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EXHIBIT 23

INDEPENDENT ACCOUNTANTS' REPORT

To The Board of Directors and Shareholders of
General Nutrition Companies, Inc.
Pittsburgh, Pennsylvania

We have reviewed the accompanying consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of October 11, 1997, the related consolidated statements of operations for the twelve and thirty-six weeks ended October 11, 1997 and October 12, 1996 and the related consolidated statements of cash flows for the thirty-six weeks ended October 11, 1997 and October 12, 1996. These financial statements are the responsibility of the Corporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based   on   our  review,  we  are  not  aware  of  any  material
modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of February 1, 1997, and the related consolidated statements of operations, shareholders equity, and cash flows for the year then ended (not presented herein); and in our report dated March 31, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of February 1, 1997 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania
November 15, 1997